Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 33-54657 and 333-71003) of Coca-Cola Bottling Co. Consolidated of our report dated February 18, 2004 relating to the financial statements and financial statement schedule, which appears in this form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina March 11, 2004